Exhibit 99.1


November 12, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Commissioners:

We have read the statements made by Varner Technologies, Inc.(the "Company") (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated November 12, 2001. We agree with the statements concerning our firm, except we are not in a position to agree or disagree with Company's statements that:

     1. Effective November 12, 2001, the Company engaged KPMG LLP as the Registrant's principal accountant.

     2.   The decision to change accountants was approved on November 12, 2001.

Very truly yours,

/s/ Kaufman Rossin & Company

    Miami, Florida